NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FOR RELEASE: 4:00 PM (Eastern) January 27, 2015

CONMED Corporation Announces Fourth Quarter and Full Year 2014 Financial Results

Utica, New York, January 27, 2015 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the fourth quarter and full year ended December 31, 2014.

Fourth Quarter 2014 Financial Highlights:

•	Sales of $195.0 million decreased 4.1% on a reported basis and 2.7% in constant currency compared to the fourth quarter of 2013.

•	Diluted earnings per share (GAAP) were $0.41 compared to $0.36 in the fourth quarter of 2013 and were affected by special items as described below.

•	Adjusted diluted earnings per share were $0.53 and equal to $0.53 in the prior year period.

Full Year 2014 Financial Highlights:

•	Sales of $740.1 million decreased 3.0% on a reported basis and 2.4% in constant currency compared to 2013.

•	Diluted earnings per share (GAAP) were $1.16 compared to $1.28 in 2013 and were affected by special items as described below.

•	Adjusted diluted earnings per share were $1.92 compared to $1.81 in the prior year.

•	Adjusted EBITDA margin improved 80 basis points to 18.0% compared to 17.2% in 2013.

“Our fourth quarter results allowed us to complete the year in-line with the guidance we provided last July and reconfirmed in October. Our focus is on transforming our commercial organization to facilitate future sales and earnings growth. Our management team is fully engaged in this process, and I look forward to sharing our progress with you,” commented Curt R. Hartman, President and Chief Executive Officer.

CONMED News Release Continued	Page 2 of 12	January 27, 2015

Sales Analysis

For the quarter ended December 31, 2014, domestic sales, which represented 50.7% of total sales, declined 1.8% while international sales, 49.3% of total sales, declined 6.5% compared to the fourth quarter of 2013 on a reported basis. In constant currency, international sales declined 3.8%. The sales decline in the United States was caused by reduced single-use product revenue, offset by increased capital equipment sales. Outside the United States, the decline was caused primarily by FX headwinds and reduced capital equipment sales. The currency impact on fourth quarter 2014 sales as compared to the fourth quarter of 2013 was $2.8 million.

For the 2014 full year, domestic sales, 48.8% of total sales, decreased 3.9% due to declines in single-use and capital products, while international sales, 51.2% of total sales, decreased 2.1% on a reported basis and 1.0% in constant currency. The international sales declines were caused by FX headwinds and reduced sales of capital products. The currency impact on 2014 sales as compared to 2013 was $4.3 million.

Earnings Analysis

Diluted earnings per share on a GAAP basis for the December 2014 quarter improved over the fourth quarter of 2013 due to lower operating expenses, including lower special items. Adjusting for the special items in both quarterly periods, adjusted diluted EPS was the same in both periods, as lower sales and gross margin in the fourth quarter of 2014 were offset by lower operating costs, a lower tax rate and reduced shares outstanding as compared to the fourth quarter of 2013.

For the 2014 full year, GAAP diluted earnings per share declined 9.4% caused by lower sales and higher costs for special items, particularly for those associated with management restructuring, Denver plant consolidation, and shareholder activism. Adjusting for the special items in both years as indicated on the following reconciliation, adjusted earnings per share grew 6.1% due to lower operating costs.

2015 Outlook

CONMED has outlined certain changes in the structure of its commercial organization that management believes will return the Company to sales growth in 2015. The Company anticipates constant currency sales growth of 1% to 3% for the full year, which will be driven by new product launches and a reorganization of certain aspects of the commercial sales organization in early 2015. As a result, management expects revenue growth to accelerate in the second half of 2015 compared to the first half of 2015.

CONMED’s prior 2015 guidance contemplated foreign exchange rates as of December 2014. The January 2015 volatility in the currency markets has been significant, and the Company has chosen to update 2015 guidance based on currency spot rates as of the close on January 23, 2015. Based on these rates, the updated negative impact of foreign exchange rates versus 2014 is $19 million to revenues and $0.14 to EPS, versus the prior estimates of $6 million and $0.04, respectively.

Using January 23, 2015 exchange rates and existing hedges, CONMED now anticipates that reported sales for 2015 will be in the range of $727 million to $742 million, representing a range of (2%) to 0% versus the prior year. The Company continues to expect 2015 constant currency revenue growth of 1% to 3%. In addition, adjusted diluted earnings per share will be in the range of $1.82 to $1.92.

The adjusted estimates for the full year 2015 exclude the cost of special items, including the manufacturing consolidation, commercial restructuring and senior management changes which are estimated to be $9.0 million to $11.0 million, net of tax, for 2015.

Special Charges

As reconciled on the following schedules, during the fourth quarter and full year 2014, the Company continued the ongoing consolidation of certain administrative functions and manufacturing activities. Also incurred were costs due to shareholder activism, changes in senior management, litigation and settlement costs associated with patent and legal disputes, the write-off of New York State tax credits eliminated due to a legislative change, and other costs. Expenses associated with these activities, including severance and relocation costs, amounted to $3.4 million, net of tax, in the fourth quarter of 2014 and $21.2 million, net of tax, for 2014. These charges are included in the GAAP earnings per share set forth above and are excluded from the adjusted results.

CONMED News Release Continued	Page 3 of 12	January 27, 2015

Use of Non-GAAP Financial Measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles. These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted net income, adjusted operating income, adjusted gross margin and adjusted earnings per share measure the income of the Company excluding credits or charges that are considered by management to be outside of the normal on-going operations of the Company. Management uses and presents adjusted net income, adjusted operating income, adjusted gross margin and adjusted earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of special charges should be eliminated from on-going operating activities. These adjustments for special charges are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net income, adjusted operating income, adjusted gross margin and adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis. Further, the presentation of EBITDA and adjusted EBITDA are non-GAAP measurements that management considers useful for measuring aspects of the Company’s cash flow. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference Call

The Company will conduct a conference call and webcast regarding its fourth quarter 2014 financial results at 4:30 p.m. Eastern Time on Tuesday, January 27, 2015. To participate in the conference call, dial 866-515-2907 in the United States, or 617-399-5121 from other locations, and provide passcode 96396892. The webcast can be accessed from CONMED’s web site at www.conmed.com. Replays of the call will be made available through February 15, 2015.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,500 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute over 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to the risks relating to forward-looking statements discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

CONMED News Release Continued	Page 4 of 12	January 27, 2015

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands except per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

Net sales	$195,003	$203,442	$740,055	$762,704

Cost of sales	89,112	89,910	330,386	341,661
Cost of sales, other – Note A	1,858	2,137	5,612	8,626

Gross profit	104,033	111,395	404,057	412,417

Selling and administrative expense	74,861	82,355	293,942	310,730
Research and development	7,105	6,438	27,779	25,831
Medical device excise tax	1,536	1,536	5,588	5,949
Other expense – Note B	3,442	4,885	23,962	13,399
	86,944	95,214	351,271	355,909

Income from operations	17,089	16,181	52,786	56,508

Loss on early extinguishment of debt	—	—	—	263

Interest expense	1,539	1,482	6,111	5,613

Income before income taxes	15,550	14,699	46,675	50,632

Provision for income taxes	4,211	4,472	14,483	14,693

Net income	$11,339	$10,227	$32,192	$35,939

Per share data:
Net income
Basic	$0.41	$0.37	$1.17	$1.30
Diluted	0.41	0.36	1.16	1.28

Weighted average common shares
Basic	27,537	27,644	27,401	27,722
Diluted	27,758	28,062	27,769	28,114

Note A – Included in cost of sales, other in the three and twelve months ended December 31, 2014 and 2013 are costs related to the consolidation of our production facilities. Also included in the twelve months ended December 31, 2013 are costs associated with the termination of a product offering. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

Note B – Other expense in the three and twelve months ended December 31, 2014 and 2013 includes a number of adjusted charges. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

CONMED News Release Continued	Page 5 of 12	January 27, 2015

CONMED CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(unaudited)

ASSETS
	December 31,	December 31,
	2014	2013
Current assets:
Cash and cash equivalents	$66,332	$54,443
Accounts receivable, net	129,287	140,426
Inventories	148,149	143,211
Income taxes receivable	583	3,805
Deferred income taxes	14,348	13,202
Prepaid expenses and other current assets	22,451	17,045
Total current assets	381,150	372,132

Property, plant and equipment, net	133,429	138,985
Deferred income taxes	1,398	1,183
Goodwill	256,232	248,428
Other intangible assets, net	316,440	319,440
Other assets	9,545	10,340
Total assets	$1,098,194	$1,090,508

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,234	$1,140
Other current liabilities	114,722	110,125
Total current liabilities	115,956	111,265

Long-term debt	240,201	214,435
Deferred income taxes	112,223	113,199
Other long-term liabilities	48,516	45,290
Total liabilities	516,896	484,189

Shareholders’ equity:
Capital accounts	214,975	228,002
Retained earnings	406,145	395,889
Accumulated other comprehensive loss	(39,822)	(17,572)
Total equity	581,298	606,319

Total liabilities and shareholders’ equity	$1,098,194	$1,090,508

CONMED News Release Continued	Page 6 of 12	January 27, 2015

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Twelve months ended
	December 31,
	2014	2013
Cash flows from operating activities:
Net income	$32,192	$35,939
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	45,734	47,867
Stock-based compensation	9,330	5,593
Loss on early extinguishment of debt	—	263
Deferred income taxes	(284)	7,218
Increase (decrease) in cash flows from
changes in assets and liabilities:
Accounts receivable	5,255	(798)
Inventories	(20,940)	(1,817)
Accounts payable	(3,449)	4,223
Income taxes receivable (payable)	5,013	(1,519)
Accrued compensation and benefits	3,572	(71)
Other assets	(546)	(5,222)
Other liabilities	(10,701)	(10,727)
Net cash provided by operating activities	65,176	80,949

Cash flow from investing activities:
Payments related to a business acquisition	(5,265)	—
Purchases of property, plant, and equipment	(15,411)	(18,445)
Net cash used in investing activities	(20,676)	(18,445)

Cash flow from financing activities:
Payments on debt	(1,140)	(1,277)
Proceeds of debt	27,000	55,000
Payments related to distribution agreement	(16,667)	(34,000)
Dividends paid on common stock	(21,959)	(16,696)
Payments related to issuance of debt	—	(1,725)
Net proceeds from common stock issued under employee plans	2,316	17,264
Repurchase of common stock	(16,862)	(50,556)
Other, net	922	694
Net cash used in financing activities	(26,390)	(31,296)

Effect of exchange rate change
on cash and cash equivalents	(6,221)	(485)

Net increase in cash and cash equivalents	11,889	30,723

Cash and cash equivalents at beginning of period	54,443	23,720

Cash and cash equivalents at end of period	$66,332	$54,443

CONMED News Release Continued	Page 7 of 12	January 27, 2015

CONMED CORPORATION

Sales Summary

(In millions)

	Three Months Ended December 31,

				Constant
				Currency
	2014	2013	% Change	% Change

Orthopedic surgery	$101.7	$107.7	-5.6%	-3.9%
General surgery	75.4	76.8	-1.8%	-0.9%
Surgical visualization	17.9	18.9	-5.3%	-3.7%
	$195.0	$203.4	-4.1%	-2.7%

Single-use products	$154.7	$161.5	-4.2%	-2.8%
Capital products	40.3	41.9	-3.8%	-2.4%
	$195.0	$203.4	-4.1%	-2.7%

	Twelve Months Ended December 31,
				Constant
				Currency
	2014	2013	% Change	% Change

Orthopedic surgery	$402.8	$410.2	-1.8%	-1.3%
General surgery	279.4	286.7	-2.5%	-2.0%
Surgical visualization	57.9	65.8	-12.0%	-10.9%
	$740.1	$762.7	-3.0%	-2.4%

Single-use products	$593.8	$609.0	-2.5%	-1.9%
Capital products	146.3	153.7	-4.8%	-4.3%
	$740.1	$762.7	-3.0%	-2.4%

CONMED News Release Continued	Page 8 of 12	January 27, 2015

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Three Months Ended December 31, 2014 and 2013

(In thousands except per share amounts)

(unaudited)

	2014	2013

Reported net income	$11,339	$10,227

Facility consolidation costs	1,858	2,137

Total cost of sales	1,858	2,137

Administrative consolidation costs	1,499	2,447

Patent dispute and other matters	141	995

Management restructuring costs	1,524	—

Business acquisition costs	278	—

Pension settlement expense	—	1,443

Total other expense	3,442	4,885

Adjusted expense before income taxes	5,300	7,022

Provision for income taxes on adjusted expenses	(1,908)	(2,351)

Adjusted net income	$14,731	$14,898

Per share data:

Reported net income
Basic	$0.41	$0.37
Diluted	0.41	0.36

Net income before adjusted items
Basic	$0.53	$0.54
Diluted	0.53	0.53

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 9 of 12	January 27, 2015

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Twelve Months Ended December 31, 2014 and 2013

(In thousands except per share amounts)

(unaudited)

	2014	2013

Reported net income	$32,192	$35,939

Costs associated with termination of a product offering	—	2,137

Facility consolidation costs	5,612	6,489

Total cost of sales	5,612	8,626

Administrative consolidation costs	3,354	8,750

Patent dispute & settlement costs, and other matters	3,374	3,206

Shareholder activism costs	3,966	—

Management restructuring costs	12,546	—

Business acquisition costs	722	—

Pension settlement expense	—	1,443

Total other expense	23,962	13,399

Loss on early extinguishment of debt	—	263

Adjusted expense before income taxes	29,574	22,288

Provision (benefit) for income taxes on adjusted expenses	(10,646)	(7,473)

New York State corporate tax reform	2,258	—

Adjusted net income	$53,378	$50,754

Per share data:

Reported net income
Basic	$1.17	$1.30
Diluted	1.16	1.28

Net income before adjusted items
Basic	$1.95	$1.83
Diluted	1.92	1.81

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 10 of 12	January 27, 2015

CONMED CORPORATION

RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN

(In thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

Net sales	$195,003	$203,442	$740,055	$762,704

Cost of sales, total	90,970	92,047	335,998	350,287

Gross profit	104,033	111,395	404,057	412,417

Add: Cost of sales, other	1,858	2,137	5,612	8,626

Adjusted gross profit	$105,891	$113,532	$409,669	$421,043

Gross margin:

Reported	53.3%	54.8%	54.6%	54.1%

Adjusted	54.3%	55.8%	55.4%	55.2%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 11 of 12	January 27, 2015

CONMED CORPORATION

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED

INCOME FROM OPERATIONS

(In thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

Reported income from operations	$17,089	$16,181	$52,786	$56,508

Costs associated with termination of a product offering included in cost of sales	—	—	—	2,137

Facility consolidation costs included in cost of sales	1,858	2,137	5,612	6,489

Administrative consolidation costs included in other expense	1,499	2,447	3,354	8,750

Patent dispute & settlement costs, and other matters included in other expense	141	995	3,374	3,206

Shareholder activism costs included in other expense	—	—	3,966	—

Management restructuring costs included in other expense	1,524	—	12,546	—

Costs associated with a business acquisition included in other expense	278	—	722	—

Pension settlement costs included in other expense	—	1,443	—	1,443

Adjusted income from operations	$22,389	$23,203	$82,360	$78,533

Operating Margin
Reported	8.8%	8.0%	7.1%	7.4%

Adjusted	11.5%	11.4%	11.1%	10.3%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 12 of 12	January 27, 2015

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO EBITDA & ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income	$11,339	$10,227	$32,192	$35,939

Provision for income taxes	4,211	4,472	14,483	14,693

Interest expense	1,539	1,482	6,111	5,613

Loss on early extinguishment of debt	—	—	—	263

Depreciation	5,090	4,952	19,792	18,653

Amortization	6,478	7,228	25,358	28,655

EBITDA	$28,657	$28,361	$97,936	$103,816

Stock-based compensation	1,256	1,491	5,419	5,593

Costs associated with termination of a product offering included in cost of sales	—	—	—	2,137

Facility consolidation costs included in cost of sales	1,858	2,137	5,612	6,489

Administrative consolidation costs included in other expense	1,499	2,447	3,354	8,750

Patent dispute & settlement costs, and other matters included in other expense	141	995	3,374	3,206

Shareholder activism costs included in other expense	—	—	3,966	—

Management restructuring costs included in other expense	1,524	—	12,546	—

Costs associated with a business acquisition included in other expense	278	—	722	—

Pension settlement expense included in other expense	—	1,443	—	1,443

Adjusted EBITDA	$35,213	$36,874	$132,929	$131,434

EBITDA Margin
EBITDA	14.7%	13.9%	13.2%	13.6%

Adjusted EBITDA	18.1%	18.1%	18.0%	17.2%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.